News Release Wabtec Reports Strong 2nd Quarter 2022 Results  Total Backlog of $23.23 Billion, Up $1.70 Billion and Up $2.27 Billion on Constant Currency Basis; Provides Strong Multi-Year Momentum  Second Quarter Reported GAAP Earnings Per Share of $0.91; Adjusted Earnings Per Share of $1.23, Up 16.0%  Sales Growth of 1.8% to $2.05 Billion; GAAP Operating Margin of 12.9%; Adjusted Operating Margin of 16.7%, Up 1.5 pts  Closed Two Strategic Bolt-on Acquisitions and Repurchased $103 Million Shares During the Second Quarter PITTSBURGH, August 5, 2022 – Wabtec Corporation (NYSE: WAB) today reported second quarter 2022 GAAP earnings per diluted share of $0.91, up 37.9% versus the second quarter of 2021. Adjusted earnings per diluted share were $1.23, up 16.0% versus the same quarter a year ago. Second quarter sales were $2.05 billion and cash from operations was $263 million. “The Wabtec team executed a strong quarter by delivering profitable growth, continued margin expansion and significant increase in backlog” said Rafael Santana, Wabtec’s President and CEO. “The strength of the business and our team’s relentless focus on disciplined execution was evident in the quarterly financial results despite rising costs, continued supply chain challenges and significant unfavorable foreign currency exchange. “We continued to progress against our long-term strategy as is evidenced by the 8% year-over- year growth in our backlog driven by strategic multi-year orders for modernizations, new locomotives and digital solutions. Looking forward, the Wabtec team is focused on delivering for our customers, executing against our value creation framework and is well-positioned to drive profitable growth. The breadth and unique capability of the Wabtec products and technologies, combined with our installed base and multi-year backlog, provides us with increasing momentum in 2022 and beyond.” 2022 Second Quarter Consolidated Results $ in millions except earnings per share and percentages; margin change in percentage points (pts) Second Quarter 2022 2021 Change Net Sales $ 2,048 $ 2,012 1.8% GAAP Gross Margin 31.5% 28.8% 2.7 pts Adjusted Gross Margin 31.6% 29.9% 1.7 pts GAAP Operating Margin 12.9% 10.1% 2.8 pts Adjusted Operating Margin 16.7% 15.2% 1.5 pts

Wabtec CORPORATION

News Release

GAAP Diluted EPS	$0.91	$0.66	37.9%
Adjusted Diluted EPS	$1.23	$1.06	16.0%
Cash Flow from Operations	$ 263	$ 223	17.9%
Operating Cash Flow Conversion	*92%*	*89%*	

- Sales increased compared to the year-ago quarter driven by higher Freight segment sales, partially offset by lower Transit segment sales. On a constant currency basis sales were up 5.6%.
- Both GAAP and adjusted operating margin increased from last year as a result of higher sales, increased pricing, improved mix and strong productivity, partially offset by escalating costs associated with metals, transportation and labor.
- GAAP and adjusted EPS increased from the year-ago quarter primarily due to higher sales and increased operating margins. GAAP EPS further benefited from lower restructuring and transaction costs.

2022 Second Quarter Freight Segment Results

Net sales $ in millions; margin change in percentage points (pts)	Second Quarter		
	2022	2021	Change
Net Sales	$ 1,490	$ 1,336	11.5%
GAAP Gross Margin	*33.0%*	*30.9%*	*2.1 pts*
Adjusted Gross Margin	*33.2%*	*31.2%*	*2.0 pts*
GAAP Operating Margin	*15.7%*	*13.0%*	*2.7 pts*
Adjusted Operating Margin	*20.3%*	*18.5%*	*1.8 pts*

- Freight Segment sales for the second quarter were up across all product lines, with very strong growth in Equipment and Services.
- Both GAAP and adjusted operating margin benefited from higher sales, favorable mix/price and operational efficiencies, partially offset by higher costs. GAAP operating margin also improved year-over-year as a result of lower restructuring and transaction costs.

2022 Second Quarter Transit Segment Results

Net sales $ in millions; margin change in percentage points (pts)	Second Quarter		
	2022	2021	Change
Net Sales	$ 558	$ 676	(17.5%)
GAAP Gross Margin	*27.4%*	*24.6%*	*2.8 pts*
Adjusted Gross Margin	*27.5%*	*27.3%*	*0.2 pts*
GAAP Operating Margin	*9.0%*	*6.7%*	*2.3 pts*
Adjusted Operating Margin	*10.3%*	*10.8%*	*(0.5 pts)*

Wabtec CORPORATION

News Release

- Transit segment sales for the second quarter were down versus last year primarily due to unfavorable foreign currency exchange and supply chain disruptions.
- GAAP operating margin was up significantly as a result of lower restructuring and transaction costs, while adjusted operating margin was down modestly as a result of increased input costs and lower fixed cost absorption.

Backlog

Backlog $ in millions	June 30,		
	2022	2021	Change
12-Month Backlog	$ 6,566	$ 5,823	12.8%
Total Backlog	$ 23,227	$ 21,530	7.9%

At June 30, 2022 the multi-year backlog was $1.70 billion higher than June 30, 2021 due primarily to increased orders for the Freight segment. Unfavorable foreign exchange adversely impacted the total backlog by $568 million.

Cash Flow and Liquidity Summary

- During the second quarter, the Company generated cash from operations of $263 million versus $223 million in the year ago period behind increased net income.
- At the end of the quarter, the Company had cash and cash equivalents of $501 million and total debt of $4.21 billion. At June 30, 2022 the Company's total available liquidity was $1.48 billion, which includes cash and cash equivalents plus $0.98 billion available under current credit facilities.
- During the second quarter, the Company completed the acquisitions of Beena Vision and ARINC for $69 million, as well as repurchased $103 million of Wabtec shares.

2022 Financial Guidance

- Wabtec updated its 2022 financial guidance with sales to be in a range of $8.30 billion to $8.60 billion and adjusted earnings per diluted share to be in a range of $4.70 to $5.00 versus previous guidance of $4.65 to $5.05.
- For full year 2022, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90 percent.

Conference Call Information

Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec's new website at www.WabtecCorp.com and click on "Events & Presentations" in the "Investor Relations" section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 3578102).

About Wabtec Corporation

Wabtec Corporation (NYSE: WAB) is focused on creating transportation solutions that move and improve the world. The Company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the

News Release mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at: www.WabtecCorp.com Information about non-GAAP Financial Information and Forward-Looking Statements Wabtec’s earnings release and 2022 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense adjusted earnings per diluted share and operating cash flow conversion. Wabtec is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results. This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of acquisitions by Wabtec, statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies and other expected benefits from acquisitions; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not

News Release historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, inflation, supply chain disruptions, foreign currency exchange, and industry consolidation; (2) changes in the financial condition or operating strategies of Wabtec’s customers; (3) unexpected costs, charges or expenses resulting from acquisitions and potential failure to realize synergies and other anticipated benefits of acquisitions, including as a result of integrating acquired targets into Wabtec; (4) inability to retain and hire key personnel; (5) evolving legal, regulatory and tax regimes; (6) changes in the expected timing of projects; (7) a decrease in freight or passenger rail traffic; (8) an increase in manufacturing costs; (9) actions by third parties, including government agencies; (10) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, (11) potential disruptions, instability, and volatility in global markets from the imposition of economic sanctions on Russia resulting from the invasion of Ukraine; (12) cybersecurity and data protection risks and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward- looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Wabtec Investor Contact Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033 Wabtec Media Contact Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Net sales	$ 2,048	$ 2,012	$ 3,975	$ 3,842
Cost of sales	(1,403)	(1,432)	(2,735)	(2,728)
Gross profit	645	580	1,240	1,114
Gross profit as a % of Net Sales	*31.5%*	*28.8%*	*31.2%*	*29.0%*
Selling, general and administrative expenses	(259)	(263)	(497)	(497)
Engineering expenses	(50)	(42)	(95)	(80)
Amortization expense	(72)	(72)	(145)	(142)
Total operating expenses	(381)	(377)	(737)	(719)
Operating expenses as a % of Net Sales	*18.6%*	*18.7%*	*18.5%*	*18.7%*
Income from operations	264	203	503	395
Income from operations as a % of Net Sales	*12.9%*	*10.1%*	*12.7%*	*10.3%*
Interest expense, net	(44)	(45)	(87)	(93)
Other income, net	7	11	11	25
Income before income taxes	227	169	427	327
Income tax expense	(58)	(44)	(108)	(87)
Effective tax rate	*25.5%*	*25.8%*	*25.3%*	*26.6%*
Net income	169	125	319	240
Less: Net income attributable to noncontrolling interest	(3)	-	(4)	(3)
Net income attributable to Wabtec shareholders	$ 166	$ 125	$ 315	$ 237
Earnings Per Common Share				
Basic				
Net income attributable to Wabtec shareholders	$ 0.91	$ 0.66	$ 1.71	$ 1.25
Diluted				
Net income attributable to Wabtec shareholders	$ 0.91	$ 0.66	$ 1.71	$ 1.25
Basic	181.9	188.6	183.2	188.5
Diluted	182.4	188.9	183.7	188.9
Segment Information				
Freight Net Sales	$ 1,490	$ 1,336	$ 2,812	$ 2,519
Freight Income from Operations	$ 233	$ 173	$ 422	$ 315
Freight Operating Margin	15.7%	13.0%	15.0%	12.5%
Transit Net Sales	$ 558	$ 676	$ 1,163	$ 1,323
Transit Income from Operations	$ 50	$ 45	$ 115	$ 115
Transit Operating Margin	9.0%	6.7%	9.9%	8.7%

Backlog Information (Note: 12-month is a sub-set of total)	June 30, 2022	March 31, 2022	June 30, 2021
Freight Total	$ 19,679	$ 19,024	$ 17,837
Transit Total	3,548	3,735	3,693
Wabtec Total	$ 23,227	$ 22,759	$ 21,530
Freight 12-Month	$ 4,821	$ 4,812	$ 4,098
Transit 12-Month	1,745	1,819	1,725
Wabtec 12-Month	$ 6,566	$ 6,631	$ 5,823

Appendix B June 30, 2022 December 31, 2021 In millions Cash and cash equivalents 501$ 473$ Receivables, net 1,422 1,477 Inventories 1,918 1,689 Other current assets 205 193 Total current assets 4,046 3,832 Property, plant and equipment, net 1,428 1,497 Goodwill 8,459 8,587 Other intangible assets, net 3,531 3,705 Other noncurrent assets 869 833 Total assets 18,333$ 18,454$ Current liabilities 3,190$ 2,910$ Long-term debt 3,987 4,056 Long-term liabilities - other 1,209 1,249 Total liabilities 8,386 8,215 Shareholders' equity 9,905 10,201 Noncontrolling interest 42 38 Total shareholders' equity 9,947 10,239 Total Liabilities and Shareholders' Equity 18,333$ 18,454$ WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Appendix C 2022 2021 In millions Operating activities Net income 319$ 240$ Non-cash expense 238 253 Receivables 45 (29) Inventories (256) 8 Accounts Payable 185 82 Other assets and liabilities (107) (39) Net cash provided by operating activities 424 515 Net cash used for investing activities (117) (452) Net cash used for financing activities (256) (213) Effect of changes in currency exchange rates (23) 5 Increase (decrease) in cash 28 (145) Cash and cash equivalents, beginning of period 473 599 Cash and cash equivalents, end of period 501$ 454$ WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Six Months Ended June 30,

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)

Second Quarter 2022 Actual Results

	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$ 2,048	$ 645	$ (381)	$ 264	$ (37)	$ (58)	$ 169	$ (3)	$ 166	$ 0.91
Restructuring & Transaction costs	-	2	2	4	-	(1)	3	-	3	$ 0.02
Non-cash Amortization expense	-	-	72	72	-	(18)	54	-	54	$ 0.30
Adjusted Results	$ 2,048	$ 647	$ (307)	$ 340	$ (37)	$ (77)	$ 226	$ (3)	$ 223	$ 1.23
Fully Diluted Shares Outstanding										182.4

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)

Second Quarter Year-to-Date 2022 Actual Results

	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$ 3,975	$ 1,240	$ (737)	$ 503	$ (76)	$ (108)	$ 319	$ (4)	$ 315	$ 1.71
Restructuring & Transaction costs	-	7	4	11	-	(3)	8	-	8	$ 0.05
Non-cash Amortization expense	-	-	145	145	-	(36)	109	-	109	$ 0.59
Adjusted Results	$ 3,975	$ 1,247	$ (588)	$ 659	$ (76)	$ (147)	$ 436	$ (4)	$ 432	$ 2.35
Fully Diluted Shares Outstanding										183.7

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)

	Second Quarter 2021 Actual Results									
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$ 2,012	$ 580	$ (377)	$ 203	$ (34)	$ (44)	$ 125	$ -	$ 125	$ 0.66
Restructuring & Transaction costs	-	21	9	30	-	(7)	23	-	23	$ 0.12
Non-cash Amortization expense	-	-	72	72	-	(19)	53	-	53	$ 0.29
Foreign Exchange Gain	-	-	-	-	(2)	1	(1)	-	(1)	$ (0.01)
Adjusted Results	$ 2,012	$ 601	$ (296)	$ 305	$ (36)	$ (69)	$ 200	$ -	$ 200	$ 1.06
Fully Diluted Shares Outstanding										188.9

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)

	Second Quarter Year-to-Date 2021 Actual Results									
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$ 3,842	$ 1,114	$ (719)	$ 395	$ (68)	$ (87)	$ 240	$ (3)	$ 237	$ 1.25
Restructuring & Transaction costs	-	25	20	45	-	(11)	34	-	34	$ 0.18
Non-cash Amortization expense	-	-	142	142	-	(38)	104	-	104	$ 0.55
Foreign Exchange Gain	-	-	-	-	(11)	4	(7)	-	(7)	$ (0.04)
Adjusted Results	$ 3,842	$ 1,139	$ (557)	$ 582	$ (79)	$ (132)	$ 371	$ (3)	$ 368	$ 1.94
Fully Diluted Shares Outstanding										188.9

Appendix E

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2022 Q2 EBITDA Reconciliation
(in millions)

	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$264		$7		$116		$387		$4		$391

Wabtec Corporation
2022 Q2 YTD EBITDA Reconciliation
(in millions)

	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$503		$11		$237		$751		$11		$762

Wabtec Corporation
2021 Q2 EBITDA Reconciliation
(in millions)

	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$203		$11		$124		$338		$30		$368

Wabtec Corporation
2021 Q2 YTD EBITDA Reconciliation
(in millions)

	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$395		$25		$243		$663		$45		$708

Appendix F In millions 2022 2021 Freight Segment Equipment 381$ 328$ Components 234 224 Digital Electronics 164 162 Services 711 622 Total Freight Segment 1,490$ 1,336$ Transit Segment Original Equipment Manufacturer 259$ 320$ Aftermarket 299 356 Total Transit Segment 558$ 676$ In millions 2022 2021 Freight Segment Equipment 655$ 590$ Components 463 427 Digital Electronics 317 318 Services 1,377 1,184 Total Freight Segment 2,812$ 2,519$ Transit Segment Original Equipment Manufacturer 551$ 607$ Aftermarket 612 716 Total Transit Segment 1,163$ 1,323$ Six Months Ended June 30, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION SALES BY PRODUCT LINE (UNAUDITED) Three Months Ended June 30,

Appendix G In millions Gross Profit Income from Operations Gross Profit Income from Operations Gross Profit Income from Operations Gross Profit Income from Operations Freight Segment Reported Results 493$ 233$ 414$ 173$ 917$ 422$ 770$ 315$ Freight Segment Reported Margin 33.0% 15.7% 30.9% 13.0% 32.6% 15.0% 30.6% 12.5% Restructuring & Transaction costs 1 1 4 7 3 3 5 14 Non-cash Amortization expense - 67 - 67 - 135 - 132 Freight Segment Adjusted Results 494$ 301$ 418$ 247$ 920$ 560$ 775$ 461$ Freight Segment Adjusted Margin 33.2% 20.3% 31.2% 18.5% 32.7% 20.0% 30.6% 18.3% Transit Segment Reported Results 152$ 50$ 166$ 45$ 323$ 115$ 344$ 115$ Transit Segment Reported Margin 27.4% 9.0% 24.6% 6.7% 27.7% 9.9% 26.0% 8.7% Restructuring & Transaction costs 1 3 17 23 4 7 20 27 Non-cash Amortization expense - 5 - 5 - 10 - 10 Transit Segment Adjusted Results 153$ 58$ 183$ 73$ 327$ 132$ 364$ 152$ Transit Segment Adjusted Margin 27.5% 10.3% 27.3% 10.8% 28.1% 11.4% 27.6% 11.5% 2022 2021 2022 2021 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT (UNAUDITED) Three Months Ended June 30, Six Months Ended June 30,

Appendix H In millions Freight Transit Consolidated 2021 Net Sales 1,336$ 676$ 2,012$ Acquisitions 5 1 6 Foreign Exchange (16) (60) (76) Organic 165 (59) 106 2022 Net Sales 1,490$ 558$ 2,048$ Change ($) 154 (118) 36 Change (%) 11.5% -17.5% 1.8% Freight Transit Consolidated 2021 Net Sales 2,519$ 1,323$ 3,842$ Acquisitions 44 2 46 Foreign Exchange (20) (93) (113) Organic 269 (69) 200 2022 Net Sales 2,812$ 1,163$ 3,975$ Change ($) 293 (160) 133 Change (%) 11.6% -12.1% 3.5% Six Months Ended June 30, WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION RECONCILIATION OF CHANGES IN NET SALES - BY SEGMENT (UNAUDITED) Three Months Ended June 30,

Appendix I Wabtec Corporation 2022 Q2 Cash Conversion Calculation (in millions) Reported Cash from Operations Consolidated Results $263 $169 $118 92% Wabtec Corporation 2022 Q2 YTD Cash Conversion Calculation (in millions) Reported Cash from Operations Consolidated Results $424 $319 $240 76% Wabtec Corporation 2021 Q2 Cash Conversion Calculation (in millions) Reported Cash from Operations Consolidated Results $223 $125 $126 89% Wabtec Corporation 2021 Q2 YTD Cash Conversion Calculation (in millions) Reported Cash from Operations Consolidated Results $515 $240 $246 106% Cash Conversion Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP. ÷ (Net Income + Depreciation & Amortization) = Cash Conversion ÷ (Net Income + Depreciation & Amortization) = Cash Conversion ÷ (Net Income + Depreciation & Amortization) = Cash Conversion ÷ (Net Income + Depreciation & Amortization) =